SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: February 28, 2008 (February 22, 2008)
(Date of earliest event reported)

AGFEED INDUSTRIES, INC.
(Exact name of Registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-28195	20-2597168
(Commission File No.)	(I.R.S. Employer Identification No.)

1095 Qinglan Avenue, Economic and Technology Development Zone
Nanchang City, Jiangxi Province
China, 330013
(Address of principal executive offices; zip code)

86-0791-2189636
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

CONVERTIBLE NOTE FINANCING

On February 25, 2008, AgFeed Industries, Inc. (the “Company”) entered into a Securities Purchase Agreement (“Debt Securities Purchase Agreement”) with Apollo Asia Opportunity Master Fund, L.P., Jabcap Multi-Strategy Master Fund Limited, J-Invest Ltd., and Deutsche Bank AG London Branch (each an “Investor” and, collectively, the “Investors”) in connection with a private placement transaction providing for, among other things, the issuance of senior convertible notes for aggregate gross proceeds of $19 million (the “Notes”) and warrants to purchase up to an aggregate of 380,000 shares (the “Warrants”) of the Company’s $0.001 par value per share common stock (“Common Stock”). Conversion of the Notes, in full, and exercise of the Warrants at the initial conversion and exercise price, as applicable, would entitle the Investors to a maximum aggregate amount of 2,280,000 shares of Common Stock.

The transaction documents memorializing the convertible note financing include the Debt Securities Purchase Agreement, the Notes, the Warrants, a Registration Rights Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof. This transaction was facilitated by Deutsche Bank Securities Inc., which will receive an eight and six tenths percent (8.6%) financial advisory fee in the amount of $1,634,000. The following is a brief summary of each of the Debt Securities Purchase Agreement, the Notes, the Warrants and the Registration Rights Agreement. These summaries are not complete, and are qualified in their entirety by reference to the full text of the agreements or forms of the agreements, which are attached as exhibits to this Current Report on Form 8-K. Readers should review those agreements or forms of agreements for a more complete understanding of the terms and conditions associated with this transaction.

DEBT SECURITIES PURCHASE AGREEMENT

The Debt Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of the Notes in the aggregate principal amount of $19 million and the Warrants to purchase Common Stock. The Debt Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Debt Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Debt Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

The Debt Securities Purchase Agreement contains covenants on the part of the Company which are typical for transactions of this type, including, without limitation, a covenant prohibiting the Company from assuming or incurring additional indebtedness (other than purchase money mortgages and installment purchases on hog farm acquisitions) that ranks senior or pari passu with the Notes or, individually or in the aggregate, exceeds $250,000 without the consent of certain of the Investors.

SENIOR CONVERTIBLE NOTES

Repayment

The Notes have an aggregate principal amount of $19 million and are convertible into shares of the Company’s Common Stock at an initial conversion price of $10.00 per share, subject to adjustment as described below (the “Conversion Price”). The Notes mature on the third anniversary of the issuance date (the “Maturity Date”), which date may be extended at the option of the Investor as described below. One hundred percent (100%) of the outstanding principal balance ($19,000,000) and any accrued but unpaid interest shall be due and payable in full on the Maturity Date. The Note bears interest at the rate of 7% per annum.

The Maturity Date with respect to all or any portion of the amounts due under the Notes may be extended at the option of the Investor (i) for so long as an event of default is continuing or for so long as an event is continuing that if not cured and with the passage of time would result in an event of default or (ii) in connection with a change of control of the Company, to a date within ten days after the change in control.

Conversion

The Notes are convertible at the option of the holder into shares of the Company’s Common Stock at an initial Conversion Price of $10.00 per share, subject to adjustment for stock splits, combinations or similar events. The Conversion Price is also subject to a “weighted average ratchet” anti-dilution adjustment. The Conversion Price is also subject to adjustment, on a proportional basis, to the extent that the Company’s audited net income for the fiscal years ending 2008 and 2009 is less than $30 million and $40 million, respectively; subject to a per share floor price of $5.00.

The Notes impose penalties on the Company for any failure to timely deliver any shares of its Common Stock issuable upon conversion.

The Notes contain certain limitations on conversion. For example, they provide that no conversion may be made if, after giving effect to the conversion, the Investor would own in excess of 9.99% of the Company’s outstanding shares of Common Stock. In addition, the Notes provide that no conversion may be made if the conversion would cause the Company to be in breach of its obligations under the rules and regulations of the Nasdaq Global Market, unless the Company obtains stockholder approval for such issuances as required by such rules and regulations.

Events of Default

The Notes contain a variety of events of default which are typical for transactions of this type, including, without limitation, the following:

The failure of any registration statement required by the Registration Rights Agreement to be declared effective by the Securities and Exchange Commission (the “Commission”) within 180 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than fifteen (15) consecutive trading days or for more than an aggregate of twenty-five (25) trading days in any 365-day period (other than certain allowable grace periods);

The failure to issue shares upon conversion of a Note for more than ten (10) business days after the relevant conversion date or a notice of the Company’s intention not to comply with a request for conversion;

The failure for ten (10) consecutive business days to have reserved for issuance the full number of shares issuable upon conversion in accordance with the terms of the Notes:

The failure to pay any amount due and payable under the Note or any other document related thereto, except, in the case of a failure to pay interest and late charges when and as due, in which case only if such failure continues for a period of at least three (3) business days after written notice is delivered to the Company;

Any bankruptcy or insolvency event;

The material breach by the Company of any representation, warranty, covenant or term of the Debt Securities Purchase Agreement, Note, Warrant, Registration Rights Agreement or other transaction documents, or if such breach is curable, if not cured within 30 consecutive days;

Subject to certain exceptions, payment of any indebtedness before payment of the amounts due under the Notes;

An event or change in circumstances occurs that has or could reasonably be expected to have a Material Adverse Effect (as defined in the Debt Securities Purchase Agreement); and

Any event of default occurring with respect to any other Notes.

If there is an event of default, then the Investor has the right to redeem all or any portion of the Notes, at the greater of (i) the amount submitted for conversion plus all accrued but unpaid interest thereon and (ii) the product of (A) the amount submitted for conversion divided by the conversion price then in effect and (B) the closing sale price for the Company’s Common Stock beginning on the date immediately preceding such event of default.

Fundamental Transactions

The Notes prohibit the Company from entering into certain transactions involving a change of control, unless the successor entity is a public company and it assumes in writing all of the obligations of the Company under the Notes and the other transaction documents.

In the event of such a transaction, the Investors have the right to force redemption of the Notes at any time during the period beginning after the Investors’ receipt of notice concerning the transaction and ending on the date of the consummation of the transaction. The portion of the Notes for which redemption is sought is payable by the Company in cash at a price equal to the sum of (i) the value of the Notes as a derivative security as determined using the Black-Scholes pricing formula (ii) the amount being redeemed plus (iii) all accrued but unpaid interest on the amount being redeemed.

Covenants

The Note contains a variety of covenants on the part of the Company, which are typical for transactions of this type, including, without limitation, the following:

The Company will at all times reserve a number of shares equal to 130% of the number of shares of Common Stock issuable upon conversion of the Notes.

The Company will not incur other indebtedness, except for certain permitted indebtedness.

Participation Rights

The holders of the Notes are entitled to receive any dividends paid or distributions made to the holders of the Company’s Common Stock on an “as if converted” to Common Stock basis.

Limitations on Transfer

The Notes may be sold, assigned or transferred by the Investors without the Company’s consent but subject to certain customary limitations on transfer which are typical for transactions of this type.

Purchase Rights

If the Company issues options, convertible securities, warrants or similar securities to holders of its Common Stock, the holders of the Notes shall have the right to acquire the same as if they had converted their Notes.

WARRANTS

Exercise

The Warrants are immediately exercisable, expire on the third anniversary of their issuance and entitle their holders, in the aggregate, to purchase up to $3,800,000 worth of shares of Common Stock at an initial exercise price of $10.00 per share.

Adjustment of Exercise Price

The exercise price of the Warrants is subject to a “weighted average ratchet” anti-dilution adjustment. The exercise price is also subject to adjustment, on a proportional basis, to the extent that the Company’s audited net income for the fiscal years ending 2008 and 2009 is less than $30 million and $40 million, respectively; subject to a per share floor price of $5.00.

Exercise Limitations

The Warrants contain certain limitations on exercise. For example, they provide that no exercise may be made if, after giving effect to the exercise, the Investor would own in excess of 9.99% of the Company’s outstanding shares of Common Stock. In addition, the Warrants provide that no exercise may be made if it would cause the Company to be in breach of its obligations under the rules and regulations of the Nasdaq Global Market, unless the Company obtains stockholder approval for such issuances as required by such rules and regulations.

Fundamental Transactions

The Company may not enter into a transaction involving a change of control unless the successor entity assumes the obligations of the Company under the Warrants and the successor entity is a publicly traded corporation whose common stock is quoted on or listed on one of the exchanges specified in the Warrants.

Purchase Rights

If the Company issues options, convertible securities, warrants, stock, or similar securities to holders of its Common Stock, the holders of the Warrants shall have the right to acquire the same as if it had exercised its Warrants.

REGISTRATION RIGHTS AGREEMENT

Demand Right

The Registration Rights Agreement requires that the Company file a registration statement (“Initial Registration Statement”) covering 130% times the number of shares of Common Stock issuable to the Investors upon full conversion of the Notes and exercise of the Warrants at the initial conversion price and exercise price, respectively (the “Registrable Securities”). The Company is required to file the Initial Registration Statement with the Commission within 10 business days of the issuance of the Notes and Warrants.

Filing Obligations

If all of the Registrable Securities are not covered by the Initial Registration Statement (whether by conversion price adjustment, decision or rule of the Commission, or for another reason), the Company is required to effect the registration of any Registrable Securities not so included on the Registration Statement as a result thereof as soon reasonably practicable (an “Additional Registration Statement”).

Penalties

The Registration Statement and each Additional Registration Statement must be declared effective by the Commission within 180 days of its filing date. Subject to certain grace periods, the Registration Statement and each additional Registration Statement must remain effective and available for use until the earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Rule 144(b)(1)(without being subject to the limitations of Rule 144(c)(1) and the date all such securities have been sold pursuant to the Registration Statement. If the Company fails to meet the filing or effectiveness requirements of the Registration Statement or any Additional Registration Statement, the Company is required to pay liquidated damages of 2% of the aggregate purchase price paid by such Investor for any Registrable Securities then held by such Investor on the date of such failure and on each anniversary of the date of such failure until such failure is cured. The Registration Rights Agreement provides for customary indemnification for the Company and the Investor.

REGISTERED DIRECT OFFERING FINANCING

In late February 2008, the Company entered into a Securities Purchase Agreement (“Equity Securities Purchase Agreement”) with Focus Trading Investments Limited, Advantage Consultants Limited, and CD Capital Investments, Ltd. (each an “Equity Investor” and collectively, the “Equity Investors”) in connection with a registered direct offering of securities providing for the issuance of 2,444,448 shares of the Company’s Common Stock at price of $9.00 per share for aggregate gross proceeds of $22,000,032.

The Common Stock for the registered offering was issued pursuant to a prospectus supplement filed with the Commission on February 26, 2008, in connection with a shelf takedown from the Company’s Registration Statement on Form S-3 (File No. 333-144386) which was declared effective by the Commission on January 11, 2008.

The transaction documents memorializing the direct registered offering financing include the Equity Securities Purchase Agreement and various ancillary certificates, disclosure schedules and exhibits in support thereof. This transaction was facilitated by Median Asset Investments Limited, which received an eight and six tenths percent (8.6%) fee in the amount of $1,892,002.

The Equity Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Equity Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Equity Investors. Accordingly, the representations and warranties contained in the Equity Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules and the documentation surrounding the transaction as a whole.

The Equity Securities Purchase Agreement contains covenants on the part of the Company which are typical for transactions of this type.

This summary is not complete, and is qualified in its entirety by reference to the full text of the agreement or form of the agreement, which is attached as an exhibit to this Current Report on Form 8-K. Readers should review that agreement or form of agreement for a more complete understanding of the terms and conditions associated with this transaction.

The Debt Securities Purchase Agreement, the Registration Rights Agreement, a form of Note, a form of Warrant and the Equity Securities Purchase Agreement are attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K. The above descriptions are qualified by reference to the complete text of the documents and agreements described. However, those documents and agreements, including without limitation the representations and warranties contained in those documents, are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s reports under the Securities Exchange Act of 1934, as amended (“Exchange Act”).

Item 3.02 Unregistered Sales of Equity Securities

On February 25, 2008, the Company agreed to issue the Notes and Warrants described in Item 1.01 of this Current Report on Form 8-K in exchange for aggregate gross proceeds of $19 million on the closing of the transactions described in the Debt Securities Purchase Agreement. The Notes are convertible into shares of Common Stock at an initial conversion price of $10.00 per share, subject to adjustment as described in Item 1.01. The Warrants are immediately exercisable, expire on the third anniversary of their issuance and entitle their holders to purchase up to $3,800,000 worth of shares of Common Stock at an initial exercise price of $10.00 per share, subject to adjustment as described in Item 1.01. The details of this transaction are described in Item 1.01, which is incorporated in its entirety by this reference into this Item 3.02.

The Note, Shares of Common Stock and the Warrants were issued to institutional accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Rule 506 promulgated by the Commission thereunder.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

In connection with the management representations under Section 404 of the Sarbanes-Oxley Act of 2002 that will be filed with the Company's Form 10-K for the year ended December 31, 2007, the Company will identify certain material weaknesses in the Company’s disclosure controls and internal controls over financial reporting in the areas of finance and information technology.

The summary of this disclosure is not complete, and is qualified in its entirety by reference to p. S-8 of the prospectus supplement filed with the Commission on February 26, 2008 in connection with a shelf takedown from the Company’s Registration Statement on Form S-3 (File No. 333-144386), which was declared effective by the Commission on January 11, 2008. Readers should review that agreement for a more complete understanding of the disclosure associated therewith.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Number	Documents

10.1	Securities Purchase Agreement dated February 25, 2008.

10.2	Form of Registration Rights Agreement.

10.3	Form of Senior Convertible Note.

10.4	Form of Warrant.

10.5	Equity Securities Purchase Agreement dated February 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AgFeed Industries, Inc.

Date: February 28, 2008	By:	/s/ Junhong Xiong
Junhong Xiong
President and Chief Executive Officer

EXHIBIT INDEX

Number	Documents

10.1	Securities Purchase Agreement dated February 25, 2008.

10.2	Registration Rights Agreement dated February 28, 2008.

10.3	Form of Senior Convertible Note.

10.4	Form of Warrant.

10.5	Form of Equity Securities Purchase Agreement dated February 22, 2008.